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                                                            EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-65348 on Forms S-8 and S-16 relating to the Orion Capital Corporation 1976 and 1979 Stock Option Plans, No. 2-80636 on Form S-8 relating to the Orion Capital Corporation 1982 Long-Term Performance Incentive Plan and No. 2-63344 on Form S-8 relating to the Orion Capital Corporation Employees' Stock Savings and Retirement Plan of our report dated February 22, 1994, appearing in this Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1993.


Deloitte & Touche


Hartford, Connecticut
March 11, 1994






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1993 of our reports dated February 21, 1994, appearing in the Annual Report on Form 10-K of Guaranty National Corporation for the year ended December 31, 1993.


Deloitte & Touche


Denver, Colorado
March 11, 1994